Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Michael C. Gazmarian
Vice President, Chief Financial Officer and Treasurer
Insteel Industries, Inc.
336-786-2141, Ext. 3020

INSTEEL INDUSTRIES REPORTS FOURTH QUARTER

AND FISCAL YEAR 2011 FINANCIAL RESULTS

MOUNT AIRY, N.C., October 20, 2011 – Insteel Industries, Inc. (NasdaqGS: IIIN) today reported net earnings of $1.0 million ($0.05 per diluted share) for the fourth quarter of fiscal 2011 compared with a net loss of $1.6 million ($0.09 per share) in the fourth quarter of fiscal 2010. Net earnings for the current year quarter include net restructuring recoveries of $0.3 million ($0.01 per share after-tax) related to the November 2010 acquisition of certain of the assets of Ivy Steel & Wire, Inc. (“Ivy”). The net loss for the prior year quarter includes $0.4 million of inventory write-downs ($0.01 per share after-tax) and a $1.5 million charge for the settlement of litigation ($0.05 per share after-tax).

Insteel’s financial results for the fourth quarter of fiscal 2011 were favorably impacted by the contribution from the Ivy facilities and widening spreads between selling prices and raw material costs relative to the prior year. Demand for the Company’s products remained at depressed levels due to the ongoing weakness in the construction sector. Insteel’s capacity utilization for the quarter was 49% compared with 48% in the third quarter of fiscal 2011 and 49% in the fourth quarter of fiscal 2010. Selling, general and administrative expense for the quarter was unfavorably impacted by the relative year-over-year changes in the cash surrender value of life insurance policies ($1.0 million) resulting from the downturn in the financial markets in the current year quarter.

Net sales for the fourth quarter of fiscal 2011 increased 76.4% to $99.1 million from $56.2 million in the fourth quarter of fiscal 2010 primarily due to the addition of Ivy’s facilities and higher average selling prices. Shipments for the fourth quarter of fiscal 2011 increased 50.4% from the prior year quarter and average selling prices increased 17.3%. On a sequential basis, shipments decreased 2.0% from the third quarter of fiscal 2011 while average selling prices increased 2.6%.

For fiscal 2011, Insteel incurred a net loss of $0.4 million ($0.02 per share) compared with net earnings of $0.5 million ($0.03 per share) in fiscal 2010. The net loss for fiscal 2011 includes net restructuring charges, acquisition-related costs and a bargain purchase gain related to the Ivy acquisition, which totaled $11.3 million ($0.40 per share after-tax). Net earnings for fiscal 2010 include $2.3 million of inventory write-downs ($0.08 per share after-tax) and a $1.5 million charge for the settlement of litigation ($0.05 per share after-tax).

Net sales for fiscal 2011 increased 59.2% to $336.9 million from $211.6 million in fiscal 2010. Shipments for fiscal 2011 increased 39.0% from the prior year and average selling prices increased 14.6%.

Liquidity and Capital Resources

Operating activities used $3.2 million of cash for the fourth quarter of fiscal 2011 while providing $0.3 million in the fourth quarter of fiscal 2010. Net working capital used $7.3 million of cash during the current year quarter and $1.6 million in the prior year quarter. Capital expenditures were $7.9 million for

1373 BOGGS DRIVE / MOUNT AIRY, NORTH CAROLINA 27030 / 336-786-2141/ FAX 336-786-2144

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fiscal 2011 compared with $1.5 million for fiscal 2010 and are expected to total less than $10.0 million for fiscal 2012. Insteel ended the year with $14.2 million of total debt, which includes $0.7 million of borrowings outstanding on its $75.0 million revolving credit facility.

Ivy Acquisition and Restructuring Activities

Following the completion of the Ivy acquisition and related plant consolidations earlier in fiscal 2011, the Company has been reconfiguring certain of its welded wire reinforcement operations and redeploying equipment across locations in order to achieve further improvements in its operating costs and customer service capabilities. These activities are currently expected to be completed by the end of the first quarter of fiscal 2012.

The $0.3 million of net restructuring recoveries recorded during the quarter includes the net gain on the sale of the idle Wilmington, Delaware facility ($1.6 million) and net proceeds from the sale of previously impaired assets ($0.3 million), which were partially offset by facility closure ($1.2 million) and equipment relocation costs ($0.4 million).

Outlook

Commenting on the outlook for fiscal 2012, Insteel’s president and CEO, H.O. Woltz III said, “Recent macro indicators for the construction sector imply that conditions in our end-markets may have stabilized following the precipitous drop-off in demand that we have experienced in recent years. Unfortunately, we have yet to see signs of a pronounced recovery in our markets and there continues to be a high degree of uncertainty regarding the near-term prospects for nonresidential construction and the resolution of a new federal transportation funding authorization given the current political dynamics in Washington.

We are highly encouraged by our continued progress with the integration of the Ivy acquisition and reconfiguration of our welded wire reinforcement operations. While the Ivy operations as a whole made a positive contribution to our financial results for the year, certain of the acquired facilities have underperformed due to inefficiencies and disruptions associated with the redeployment of equipment, both within and between locations. As we approach the completion of these activities, we expect to achieve considerable productivity and cost improvements during 2012 at the facilities that have been impacted. We believe the Ivy acquisition and related restructuring actions we have taken have significantly enhanced Insteel’s earnings power, which should become more evident as business conditions improve.”

Conference Call

Insteel will hold a conference call at 10:00 a.m. ET today to discuss its fourth quarter and fiscal year 2011 financial results. A live webcast of this call can be accessed on Insteel’s website at http://investor.insteel.com/ and will be archived for replay until the next quarterly conference call.

About Insteel

Insteel is the nation’s largest manufacturer of steel wire reinforcing products for concrete construction applications. Insteel manufactures and markets PC strand and welded wire reinforcement, including concrete pipe reinforcement, engineered structural mesh (“ESM”) and standard welded wire reinforcement. Insteel’s products are sold primarily to manufacturers of concrete products that are used in nonresidential construction. Headquartered in Mount Airy, North Carolina, Insteel currently operates nine manufacturing facilities located in the United States.

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All references to “per share” amounts in this release indicate that the amounts referenced were the same on a basic and diluted basis.

Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this news release, the words “believes,” “anticipates,” “expects,” “estimates,” “plans,” “intends,” “may,” “should” and similar expressions are intended to identify forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, such forward-looking statements are subject to a number of risks and uncertainties, and the Company can provide no assurances that such plans, intentions or expectations will be achieved. Many of these risks and uncertainties are discussed in detail in the Company’s periodic and other reports and statements that it files with the U.S. Securities and Exchange Commission (the “SEC”), in particular in its Annual Report on Form 10-K for the year ended October 2, 2010. You should carefully review these risks and uncertainties.

All forward-looking statements attributable to Insteel or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. All forward-looking statements speak only to the respective dates on which such statements are made and Insteel does not undertake and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as may be required by law.

It is not possible to anticipate and list all risks and uncertainties that may affect Insteel’s future operations or financial performance; however, they include, but are not limited to, the following: potential difficulties that may be encountered in integrating the acquisition of certain assets of Ivy into Insteel’s existing business; potential difficulties in realizing synergies, including reduced operating costs, with respect to Insteel’s acquisition of certain assets of Ivy; competitive and customer responses to Insteel’s expanded business; general economic and competitive conditions in the markets in which Insteel operates; credit market conditions and the relative availability of financing to Insteel, its customers and the construction industry as a whole; the continuation of reduced spending for nonresidential construction, particularly commercial construction, and the impact on demand for Insteel’s products; the duration and magnitude of a new federal transportation funding authorization and the amount of infrastructure-related funding provided for that requires the use of Insteel’s products; the severity and duration of the downturn in residential construction and the impact on those portions of Insteel’s business that are correlated with the housing sector; the cyclical nature of the steel and building material industries; fluctuations in the cost and availability of Insteel’s primary raw material, hot-rolled steel wire rod, from domestic and foreign suppliers; competitive pricing pressures and Insteel’s ability to raise selling prices in order to recover increases in wire rod costs; changes in U.S. or foreign trade policy affecting imports or exports of steel wire rod or Insteel’s products; unanticipated changes in customer demand, order patterns and inventory levels; the impact of weak demand and reduced capacity utilization levels on Insteel’s unit manufacturing costs; Insteel’s ability to further develop the market for engineered structural mesh (“ESM”) and expand its shipments of ESM; legal, environmental, economic or regulatory developments that significantly impact Insteel’s operating costs; unanticipated plant outages, equipment failures or labor difficulties; continued escalation in certain of Insteel’s operating costs; and the other risks and uncertainties discussed in Insteel’s Annual Report on Form 10-K for the year ended October 2, 2010 and in other filings made by Insteel with the SEC.

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INSTEEL INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except for per share data)

	Three Months Ended		Year Ended
	(Unaudited) October 1, 2011	(Unaudited) October 2, 2010	(Unaudited) October 1, 2011	October 2, 2010
Net sales	$99,091	$56,161	$336,909	$211,586
Cost of sales	91,345	53,421	305,166	191,262
Inventory write-downs	—	400	—	2,333

Gross profit	7,746	2,340	31,743	17,991
Selling, general and administrative expense	5,970	3,783	19,608	16,024
Restructuring charges (recoveries), net	(255)	—	8,318	—
Acquisition costs	—	—	3,518	—
Bargain purchase gain	—	—	(500)	—
Other income, net	(126)	(39)	(222)	(291)
Legal settlement	—	1,487	—	1,487
Interest expense	294	42	958	453
Interest income	(1)	(31)	(38)	(102)

Earnings (loss) from continuing operations before income taxes	1,864	(2,902)	101	420
Income taxes	892	(1,215)	488	(38)

Earnings (loss) from continuing operations	972	(1,687)	(387)	458
Earnings from discontinued operations net of income taxes of $ –, $243, $ – and $217	—	57	—	15

Net earnings (loss)	$972	$(1,630)	$(387)	$473

Per share amounts:
Basic:
Earnings (loss) from continuing operations	$0.06	$(0.09)	$(0.02)	$0.03
Earnings from discontinued operations	—	—	—	—

Net earnings (loss)	$0.06	$(0.09)	$(0.02)	$0.03

Diluted:
Earnings (loss) from continuing operations	$0.05	$(0.09)	$(0.02)	$0.03
Earnings from discontinued operations	—	—	—	—

Net earnings (loss)	$0.05	$(0.09)	$(0.02)	$0.03

Cash dividends declared	$0.03	$0.03	$0.12	$0.12

Weighted average shares outstanding
Basic	17,598	17,503	17,562	17,466

Diluted	17,781	17,503	17,562	17,564

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INSTEEL INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	(Unaudited)
	October 1, 2011	July 2, 2011	October 2, 2010
Assets
Current assets:
Cash and cash equivalents	$10	$2,009	$45,935
Accounts receivable, net	41,971	43,691	24,970
Inventories	76,374	70,454	43,919
Other current assets	4,093	5,699	3,931

Total current assets	122,448	121,853	118,755
Property, plant and equipment, net	89,484	90,018	58,653
Other assets	4,598	6,077	5,097

Total assets	$216,530	$217,948	$182,505

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$38,607	$41,952	$20,689
Accrued expenses	7,377	8,267	5,929
Current portion of long-term debt	675	675	—
Current liabilities of discontinued operations	—	—	210

Total current liabilities	46,659	50,894	26,828
Long-term debt	13,481	12,825	—
Other liabilities	7,916	7,381	7,521
Long-term liabilities of discontinued operations	—	—	280
Shareholders’ equity:
Common stock	17,609	17,615	17,579
Additional paid-in capital	48,723	47,828	45,950
Retained earnings	84,157	83,714	86,656
Accumulated other comprehensive loss	(2,015)	(2,309)	(2,309)

Total shareholders’ equity	148,474	146,848	147,876

Total liabilities and shareholders’ equity	$216,530	$217,948	$182,505

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INSTEEL INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended		Year Ended
	October 1, 2011	October 2, 2010	October 1, 2011	October 2, 2010
Cash Flows From Operating Activities:
Net earnings (loss)	$972	$(1,630)	$(387)	$473
Earnings from discontinued operations	—	(57)	—	(15)

Earnings (loss) from continuing operations	972	(1,687)	(387)	458
Adjustments to reconcile earnings (loss) from continuing operations to net cash provided by (used for) operating activities of continuing operations:
Depreciation and amortization	2,511	1,779	9,573	7,009
Amortization of capitalized financing costs	20	21	81	363
Stock-based compensation expense	1,019	654	2,917	2,258
Asset impairment charges (recoveries)	(310)	—	3,825	—
Inventory write-downs	—	400	—	2,333
Excess tax deficiencies (benefits) from stock-based compensation	73	92	(8)	89
Loss (gain) on sale of property, plant and equipment	(1,608)	26	(1,618)	39
Deferred income taxes	683	(682)	209	(1,121)
Gain from life insurance proceeds	—	—	(357)	—
Increase in cash surrender value of life insurance policies over premiums paid	—	(320)	—	(330)
Net changes in assets and liabilities (net of assets and liabilities acquired):
Accounts receivable, net	1,720	3,480	(17,001)	(3,687)
Inventories	(5,920)	(2,504)	(11,870)	(7,710)
Accounts payable and accrued expenses	(3,148)	(2,572)	12,439	(2,489)
Other changes	819	1,658	(710)	15,825

Total adjustments	(4,141)	2,032	(2,520)	12,579

Net cash provided by (used for) operating activities—continuing operations	(3,169)	345	(2,907)	13,037
Net cash used for operating activities—discontinued operations	—	(85)	—	(158)

Net cash provided by (used for) operating activities	(3,169)	260	(2,907)	12,879

Cash Flows From Investing Activities:
Acquisition of business	—	—	(37,308)	—
Capital expenditures	(1,645)	(244)	(7,937)	(1,493)
Proceeds from sale of assets held for sale	2,403	—	2,403	—
Proceeds from life insurance claims	—	—	1,063	—
Proceeds from sale of property, plant and equipment	354	11	518	11
Decrease (increase) in cash surrender value of life insurance policies	670	(16)	(147)	(456)
Proceeds from surrender of life insurance policies	—	—	19	—

Net cash provided by (used for) investing activities—continuing operations	1,782	(249)	(41,389)	(1,938)
Net cash provided by investing activities—discontinued operations	—	2,358	—	2,358

Net cash provided by (used for) investing activities	1,782	2,109	(41,389)	420

Cash Flows From Financing Activities:
Proceeds from long-term debt	40,199	107	52,806	338
Principal payments on long-term debt	(39,543)	(107)	(52,150)	(338)
Financing costs	—	(14)	—	(409)
Cash received from exercise of stock options	—	—	21	140
Excess tax benefits (deficiencies) from stock-based compensation	(73)	(92)	8	(89)
Cash dividends paid	(1,057)	(528)	(2,112)	(2,108)
Other	(138)	30	(202)	—

Net cash used for financing activities—continuing operations	(612)	(604)	(1,629)	(2,466)

Net cash used for financing activities	(612)	(604)	(1,629)	(2,466)

Net increase (decrease) in cash and cash equivalents	(1,999)	1,765	(45,925)	10,833
Cash and cash equivalents at beginning of period	2,009	44,170	45,935	35,102

Cash and cash equivalents at end of period	$10	$45,935	$10	$45,935

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$(83)	$21	$356	$90
Income taxes, net	(1,057)	3	(489)	189
Non-cash investing and financing activities:
Purchases of property, plant and equipment in accounts payable	377	(182)	384	15
Restricted stock surrendered for withholding taxes payable	57	27	143	79
Note payable issued as consideration for business acquired	—	—	13,500	—
Post-closing purchase price adjustment for business acquired	—	—	500	—

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